As filed with the Securities and Exchange Commission on December 2, 2009
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PartnerRe Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda		Not Applicable
(State of Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
90 Pitts Bay Road Pembroke HM 08 Bermuda
(Address of Principal Executive Offices)

PartnerRe Ltd. 2005 Employee Equity Plan (Full Title of the Plan)

c/o Theodore Walker PartnerRe U.S. Corporation One Greenwich Plaza Greenwich, CT 06830-6352 (203) 485-4200
(Telephone Number, Including Area Code, of Agents for Service)

With copies to:
Albert A. Benchimol Executive Vice President & Chief Financial Officer PartnerRe Ltd. 90 Pitts Bay Road Pembroke HM 08 Bermuda (441) 292-0888	Kyoko Takahashi Lin, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filed ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common shares, $1.00 par value	430,000 shares	$77.10	$33,153,000	$1,849.94

(1)
In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares registered includes an indeterminable number of common shares issuable under the plan, as this amount may be adjusted as a result of share splits, share dividends and antidilution provisions.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reputed of the securities being registered hereby on the New York Stock Exchange on November 27, 2009.

EXPLANATORY NOTE

This Registration Statement has been filed to register 430,000 additional shares of common shares, par value $1.00 per share, to be offered pursuant to the PartnerRe Ltd. 2005 Employee Equity Plan, as amended and restated, effective May 22, 2008, and as further amended and restated, effective September 24, 2009 (the “Plan”).  The Plan was amended since the filing of PartnerRe Ltd.’s original registration statement (File No. 333-129762, filed on November 17, 2005) on Form S-8, which covered the Plan prior to its amendment, and it has been further amended since the filing of PartnerRe Ltd.’s previous registration statement (File No. 333-157585, filed on February 27, 2009) on Form S-8, which covered the Plan prior to its further amendment.  Pursuant to General Instruction E to Form S-8, the contents of the previous registration statements related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by PartnerRe Ltd. pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.

(1)           The Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
(2)           All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2008.
(3)           The description of the Company’s common shares, which is contained in the Company’s Registration Statement on Form S-3, filed with the Commission on April 10, 2009, pursuant to the Securities Act of 1933, as amended, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by PartnerRe Ltd. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Mr. Jean-Paul Dyer, who is giving an opinion on the validity of the securities being registered, is Counsel for PartnerRe Ltd.  He is eligible to receive awards under the Plan.

Item 8.  Exhibits.

Exhibit Number
4.1	Amended Memorandum of Association of PartnerRe Ltd. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form F-3 as filed on June 20, 1997, File No. 333-7094).*
4.2	Amended and Restated Bye-laws of PartnerRe Ltd. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on May 28, 2009, File No. 001-14536).*
5.1	Opinion of Mr. Jean-Paul Dyer, Counsel for PartnerRe Ltd.
15.1	Letter Regarding Unaudited Interim Financial Information.

2

23.1	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm.
23.2	Consent of Mr. Jean-Paul Dyer, Counsel for PartnerRe Ltd. (included in Exhibit 5.1).
24	Powers of Attorney (included in the signature pages hereof).
99.1	PartnerRe Ltd. 2005 Employee Equity Plan (as amended and restated, effective May 22, 2008, and as further amended and restated, effective September 24, 2009).
______________
*	Incorporated by reference

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, PartnerRe Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 2nd day of December, 2009.

PARTNERRE LTD.
By:	/s/ Albert A. Benchimol
Name:Albert A. Benchimol
Title:Executive Vice President and Chief Financial Officer

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POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Albert A. Benchimol and Amanda Sodergen as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable PartnerRe Ltd. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 2nd day of December, 2009 by the following persons in the following capacities.

Signature	Title	Date
/s/ Patrick Thiele	President, Chief Executive Officer and Director (Principal Executive Officer)	December 2, 2009
Patrick Thiele
/s/ Albert A. Benchimol	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 2, 2009
Albert A. Benchimol
/s/ William Babcock	Group Finance Director	December 2, 2009
William Babcock
/s/ Laurie Desmet	Chief Accounting Officer (Principal Accounting Officer)	December 2, 2009
Laurie Desmet
/s/ John A. Rollwagen	Director	December 2, 2009
John A. Rollwagen
/s/ Vito H. Baumgartner	Director	December 2, 2009
Vito H. Baumgartner
/s/ Judith Hanratty	Director	December 2, 2009
Judith Hanratty
/s/ Jan H. Holsboer	Director	December 2, 2009
Jan H. Holsboer
Director
Roberto Mendoza
/s/ Jean-Paul L. Montupet	Director	December 2, 2009
Jean-Paul L. Montupet
/s/ Rémy Sautter	Director	December 2, 2009
Rémy Sautter
/s/ Lucio Stanca	Director	December 2, 2009
Lucio Stanca
/s/ Kevin M. Twomey	Director	December 2, 2009
Kevin M. Twomey
/s/ Jürgen Zech	Director	December 2, 2009
Jürgen Zech
/s/ David Zwiener	Director	December 2, 2009
David Zwiener
/s/ Theodore Walker	Authorized Representative in the United States
PartnerRe U.S. Corporation By: Theodore Walker President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number
4.1	Amended Memorandum of Association of PartnerRe Ltd. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form F-3 as filed on June 20, 1997, File No. 333-7094).*
4.2	Amended and Restated Bye-laws of PartnerRe Ltd. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on May 28, 2009, File No. 001-14536).*
5.1	Opinion of Mr. Jean-Paul Dyer, Counsel for PartnerRe Ltd.
15.1	Letter Regarding Unaudited Interim Financial Information.
23.1	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm.
23.2	Consent of Mr. Jean-Paul Dyer, Counsel for PartnerRe Ltd. (included in Exhibit 5.1).
24	Powers of Attorney (included in the signature pages hereof).
99.1	PartnerRe Ltd. 2005 Employee Equity Plan (as amended and restated, effective May 22, 2008, and as further amended and restated, effective September 24, 2009).
_______________
*	Incorporated by reference